UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 27, 2013 (June 7, 2013)

MACC PEI Liquidating Trust
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	45-6510799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24040 Camino Del Avion #A307, Monarch Beach, California	92629
(Address of Principal Executive Offices)	(Zip Code)

(402) 964-5143
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Sale of Significant Portfolio Asset

On June 7, 2013, MACC PEI Liquidating Trust (the “Trust”), received net proceeds of $2,723,144.20 from the sale transaction of a portfolio company (the “Transaction”).  An additional amount of approximately $681,663 has been placed in an escrow account and may be released to the Trust upon the satisfaction of certain conditions of the Transaction.

Consistent with Trust’s plan of liquidation, the Trust has distributed proceeds of the disposition of certain of its assets in two prior distributions to beneficial holders in April, 2012 and April, 2013.  The Trust anticipates a third distribution some time during the month of July 2013.

An estimated Schedule of the Trust’s Investments (Pro-Forma - Unaudited) in portfolio companies after the disposition transaction noted above, as of June 15, 2013, follows this Item 8.01.  Actual amounts the Trust will receive upon liquidation of its remaining assets may vary.

PRO-FORMA SCHEDULE OF INVESTMENTS (UNAUDITED) June 15, 2013

Company	Security	Value

Spectrum Products, LLC	Escrow	37,853
Aviation Manufacturing	Escrow	182,996
Feed Management	Escrow	22,167
Magnum	Escrow	335,175
Detroit Tool Metal Products Co.	Escrow	681,663

Superior Holding, Inc.	6% debt security	187,036
Wichita, Kansas	Warrant to purchase 11,143 common shares	--
Manufacturer of industrial and	6% debt security	51,580
commercial boilers and shower	121,457 common shares	---
doors, frames and enclosures	6% debt security	75,930
	312,000 common shares	---
	12% debt security	11,879
	12% debt security	11,879
		338,304

SMWC Acquisition Co., Inc.	12% debt security	220,000
Kansas City, Missouri	113,847 shares Series A preferred	227,694
Steel warehouse distribution and		447,694
processing

Portrait Displays	637,292 shares Series B Preferred	309,322

Total Investments		2,355,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2013

MACC PEI LIQUIDATING TRUST

By:	/s/ Kevin J. Gadawski
NL STRATEGIES, INC., Managing Trustee